EXHIBIT 3.58
ARTICLES OF INCORPORATION
In compliance with Chapter 607 and/or Chapter 621, F.S. (Profit)
ARTICLE I NAME
The name of the corporation shall be:
HHC COOPER CITY, INC.
ARTICLE II PRINCIPAL OFFICE
The principal place of business/mailing address is:
1500 WATERS RIDGE DRIVE
LEWISVILLE, TEXAS 75057
ARTICLE III PURPOSE
The purpose for which the corporation is organized is:
ANY LAWFUL ACTIVITY FOR WHICH BUSINESSES MAY BE INCORPORATED UNDER THE LAWS OF THE STATE OF
FLORIDA
ARTICLE IV SHARES
The number of shares of stock is:
1,000 SHARES OF COMMON STOCK AT $1.00 PAR VALUE PER SHARE
ARTICLE V INITIAL OFFICERS AND/OR DIRECTORS
List name(s), address(es) and specific title(s):
SEE ATTACHED
ARTICLE VI REGISTERED AGENT
The name and Florida street address (P.O. Box NOT acceptable) of the registered agent is:
C T Corporation System, 1200 South Pine Island Road. Plantation. Florida 3334
ARTICLE VII INCORPORATOR
The name and address of the Incorporator is:
THOMAS W. BURTON
901 MAIN STREET, SUITE 4400, DALLAS, TX 75202
Having been named as registered agent to accept service of process for the above stated corporation at the place designated in this certificate, I am familiar with and accept the appointment as registered agent and agree to act in this capacity

/s/ Michael E. Jones	1 1-22-05

Signature/Registered Agent	Date
/s/ Thomas W. Burton	November 21, 2005

Signature/Incorporator	Date

HHC COOPER CITY, INC.
ARTICLES OF INCORPORATION
ARTICLE V. INITIAL OFFICERS AND DIRECTORS
DIRECTORS

David K. White	All located at:	1500 Waters Ridge Drive
John E. Pitts		Lewisville, TX 75057
David K. Meyercord
OFFICERS

Name	Title
David K. White	President
John E. Pitts	Executive Vice President, Finance, Treasurer and Assistant Secretary
David K. Meyercord	Executive Vice President and Secretary
Anthony J. Vadella	Sr. Vice President, Operations
N. MatthewsLisagor	Vice President, Finance
Roger Rohall	Vice President, Finance
Brian Monahan	Vice president, Corporate Tax

All officers located at:	1500 Waters Ridge Drive
Lewisville, TX 75057